EXHIBIT 10.70

ARP-HCI-02-AGG-FLD-14

DOC: June 15, 2015

ENDORSEMENT NO. 1

to the

UNDERLYING AGGREGATE EXCESS OF LOSS REINSURANCE CONTRACT

(hereinafter called the “Contract”)

EFFECTIVE: JUNE 1, 2014

issued to

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY

TAMPA, FLORIDA

(hereinafter called the “Reinsured”)

by

CLADDAUGH CASUALTY INSURANCE COMPANY LTD.

(hereinafter called, with other participants, the “Reinsurer”)

Effective June 1, 2015, the Contract has been amended as follows:

ARTICLE 4 – TERRITORY shall now read as follows:

The territorial limits of this Contract shall be identical with those of the Reinsured’s Policies.

PARAGRAPH (5) OF ARTICLE 17 – CONFIDENTIALITY shall read as follows:

With regard to any personally identifiable information of the insured under the Reinsured’s Policy to which the Reinsurer or its representatives may have access, the Reinsurer shall agree to be bound by the insurance privacy laws of the state in which the Policy is issued and any applicable U.S. federal law and shall keep such information secure in accordance with U.S. insurance industry standards or that of the Reinsurer’s country of domicile, whichever standards are higher.

It is Also Agreed that the following Article shall be added to the Contract:

ARTICLE 39 – FLORIDA HURRICANE CATASTROPHE FUND

1.	The Reinsured shall provisionally purchase mandatory coverage from the Florida Hurricane Catastrophe Fund (FHCF), which per the paragraphs below shall inure to the benefit of this Contract, with the following limit and retention:

a.	90% of $597,100,000 excess of $223,400,000 (mandatory layer) for Contract Year effective June 1, 2014.

b.	90% of $975,000,000 excess of $345,000,000 (mandatory layer) for Contract Year effective June 1, 2015.

ARP-HCI-02-AGG-FLD-14	Endorsement No. 1 – CLAD

DOC: June 15, 2015

The provisional limit and retention above may increase or decrease in accordance with the provisions of the reimbursement contract between the Reinsured and the State Board of Administration of the State of Florida (SBA).

2.	The Actual FHCF Coverage shall cover both the Business Covered under this Contract and the Reinsured’s business not covered under this Contract.

3.	The Actual FHCF Coverage shall be calculated based on the mandatory FHCF premium for both the Business Covered under this Contract and the Reinsured’s business not covered under this Contract, evaluated annually as of June 30th, and the applicable year’s FHCF Payout and Retention Multiples.

4.	The Deemed FHCF Coverage for this Contract shall be based on the mandatory FHCF premium for the Reinsured’s business not covered under this Contract evaluated annually as of June 30th, and the applicable year’s FHCF Payout and Retention Multiples. The Reinsured will report the provisional limit and retention of the Deemed FHCF Coverage to the Reinsurer within 10 business days of the inception of each Contract Year.

5.	The FHCF Recoveries calculated above and below, if positive, shall inure to the benefit of this Contract:

a.	Any loss reimbursement paid or payable to the Reinsured for the mandatory FHCF coverage and resulting from Loss Occurrences commencing during the Term of this Contract; less

b.	The amount hypothetically recoverable under the Deemed FHCF Coverage.

All other Terms and Conditions remain unchanged.

Signed in                                 , on this                      day of                     , 20

CLADDAUGH CASUALTY INSURANCE COMPANY LTD.

BY:

TITLE:

ARP-HCI-02-AGG-FLD-14	Endorsement No. 1 – CLAD

DOC: June 15, 2015

Signed in                                 , on this                      day of                     , 20

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY

TAMPA, FLORIDA

BY:

TITLE:

ARP-HCI-02-AGG-FLD-14	Endorsement No. 1 – CLAD

DOC: June 15, 2015